Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-266775) on Form S-3ASR of our report dated June 20, 2024, with respect to the consolidated financial statements of American Honda Finance Corporation.

/s/ KPMG LLP
Los Angeles, California
June 20, 2024